As filed with the Securities and Exchange Commission on July 2, 2009
Registration No. 333-134119

  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA OIL & GAS CORPORATION
(Exact Name of Registrant as specified in its charter)

Utah	1311	87-0306609
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073

(Address and telephone number of principal executive offices, place of business)

Cadence Resources Corporation 2006 Stock Incentive Plan
Cadence Resources Corporation 2004 Equity Incentive Plan
Equity Compensation Plan for Non-Employee Directors
Aurora Energy Ltd. 1997 Stock Option Plan

 (Full title of the plans)

Name, address and telephone number of agent for service:

William W. Deneau, Chief Executive Officer
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073

With a copy to:

Iris K. Linder
Fraser Trebilcock Davis & Dunlap, PC
124 West Allegan, Suite 1000
Lansing, MI 48933

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated file ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement amends the Registration Statement on Form S-8 (File No. 333-134119) (the "Registration Statement") filed by Aurora Oil & Gas Corporation (the "Company") on May 15, 2006 to register 9,589,496 shares of its common stock, par value $0.01 per share, issued or reserved for issuance under the Cadence Resources Corporation 2006 Stock Incentive Plan, the Cadence Resources Corporation 2004 Equity Incentive Plan, the Equity Compensation Plan for Non-Employee Directors, and the Aurora Energy Ltd. 1997 Stock Option Plan.

The Company hereby removes from registration all of the shares of the Company's common stock that have not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse City, State of Michigan, on July 1, 2009.

AURORA OIL & GAS CORPORATION

By:	/s/ William W. Deneau
William W. Deneau Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	OFFICE	DATE

/s/ William W. Deneau	Chief Executive Officer and	July 1, 2009
William W. Deneau	Director (Principal Executive Officer)

/s/ Barbara E. Lawson	Chief Financial Officer	July 1, 2009
Barbara E. Lawson	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Richard M. Deneau	Director	July 1, 2009
Richard M. Deneau

/s/ Gary J. Myles	Director	July 1, 2009
Gary J. Myles

/s/ Wayne G. Schaeffer	Director	July 1, 2009
Wayne G. Schaeffer

/s/ Kevin D. Stulp	Director	July 1, 2009
Kevin D. Stulp

/s/ Earl V. Young	Director	July 1, 2009
Earl V. Young

/s/ John E. McDevitt	Director	July 1, 2009
John E. McDevitt